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                                                                    EXHIBIT 23.2


                        CONSENT OF JOHN P. DAVIDSON, III

     The undersigned hereby consents to being named, in the Post-Effective Amendment to the Registration Statement on Form S-20 of The Options Clearing Corporation, as about to become a director of The Options Clearing Corporation.

Dated: March 8, 2001

                                           /s/ John P. Davidson, III
                                          -------------------------------
                                              John P. Davidson, III